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                                                                    Exhibit 24.1

                           DIRECTOR AND/OR OFFICER OF
                              OMNOVA SOLUTIONS INC.

                       REGISTRATION STATEMENT ON FORM S-4

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of OMNOVA Solutions Inc., an Ohio corporation (the "Company"), hereby constitutes and appoints Michael E. Hicks, James C. LeMay and Kristine C. Syrvalin, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") one or more Registration Statement(s) on Form S-4 relating to the registration of the Company's 11-1/4% Senior Secured Notes due 2010, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

                   Executed as of this 27th day of June 2003.
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
/s/ Kevin M. McMullen                    /s/ Michael E. Hicks                  /s/ Edward P. Campbell
---------------------------              ------------------------------        ----------------------
Kevin M. McMullen                        Michael E. Hicks                      Edward P. Campbell
Chairman, Chief Executive                Senior Vice President and             Director
Officer and President                    Chief Financial Officer;
                                         Treasurer

/s/ David A. Daberko                     /s/ David R. Holmes                   /s/ Diane E. McGarry
-----------------------------            ----------------------------          --------------------
David A. Daberko                         David R. Holmes                       Diane E. McGarry
Director                                 Director                              Director

/s/ Steven W. Percy                      /s/ Dr. R. Byron Pipes                /s/ William R. Seelbach
------------------------------           ------------------------------        -----------------------
Steven W. Percy                          Dr. R. Byron Pipes                    William R. Seelbach
Director                                 Director                              Director

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